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                                  EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Non-Officer Stock Option Plan of Cerus Corporation of our report dated January 27, 1998, except for Note 2 as to which the date is March 6, 1998, with respect to the financial statements of Cerus Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP
                                          ----------------------

                                            Ernst & Young LLP

     Walnut Creek, California
     March 23, 1999





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